EXHIBIT 23(b)






                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-12031) and related Prospectus of Cousins Properties Incorporated, Amendment No. 1 to the Registration Statement (Form S-3 No. 33-60350) and related Prospectus pertaining to the Dividend Reinvestment Plan of Cousins Properties Incorporated, in the Registration Statement (Form S-8 No. 33-56787) and related Prospectus pertaining to the 1989 Stock Option Plan of Cousins Properties Incorporated, and in the Registration Statement (Form S-8 No. 33-41927) and related Prospectus pertaining to the 1989 Stock Option Plan, 1987 Restricted Stock Plan for Outside Directors and Incentive Stock Option Plan of Cousins Properties Incorporated of our report dated January 31, 1997, with respect to the financial statements and schedule of CSC Associates, L.P. and our report dated February 6, 1997, with respect to the financial statements and schedule of Haywood Mall Associates, included in the Form 10-K of Cousins Properties Incorporated for the year ended December 31, 1996.




                                                          ERNST & YOUNG LLP





Atlanta, Georgia
March 24, 1997